UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 9, 2016

Commission File No. 000-16929

Soligenix, Inc.

(Exact name of small business issuer as specified in its charter)

DELAWARE	41-1505029
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

29 Emmons Drive, Suite C-10 Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

(609) 538-8200
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into A Material Definitive Agreement

As previously reported, on August 25, 2013, Soligenix, Inc. (the “Company”) entered into an agreement with SciClone Pharmaceuticals, Inc. (“SciClone”), pursuant to which SciClone provided the Company with access to its oral mucositis clinical and regulatory data library in exchange for exclusive commercialization rights for SGX942 (dusquetide), a novel, first-in-class therapy being developed by the Company for the treatment of oral mucositis in patients with head and neck cancer, subject to the negotiation of economic terms.

On September 9, 2016, the Company and SciClone entered into an exclusive license agreement (the “License Agreement”), pursuant to which the Company granted rights to SciClone to develop, promote, market, distribute and sell SGX942 in the People’s Republic of China, including Hong Kong and Macau, as well as Taiwan, South Korea and Vietnam (the “Territory”). Under the terms of the License Agreement, SciClone will be responsible for all aspects of development, product registration and commercialization in the Territory, having access to data generated by the Company. In exchange for exclusive rights, SciClone will pay to the Company royalties on net sales, and the Company will supply commercial drug product to SciClone on a cost-plus basis, while maintaining worldwide manufacturing rights.

In connection with the execution of the License Agreement, the Company entered into a common stock purchase agreement (the “Purchase Agreement”) with SciClone pursuant to which the Company sold 3,529,412 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), to SciClone for $0.85 per share, for an aggregate price of $3,000,000. As additional consideration for expanded territorial rights in South Korea, Taiwan and Vietnam, SciClone agreed to purchase the shares of Common Stock at a premium above the current market price, with the purchase price being equal to one hundred thirty five percent (135%) of the average trading price of the Common Stock over the ten trading days prior to September 9, 2016. As part of the transaction, the Company granted SciClone certain demand registration rights.

The Purchase Agreement is provided to give investors information regarding the agreements’ respective terms. It is not provided to give investors factual information about the Company or SciClone. In addition, the representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to that agreement, and may be subject to limitations agreed by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of such agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the agreement and should not view the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company.

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Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 hereof is hereby incorporated by reference into this Item 3.02. The sale of securities pursuant to the Purchase Agreement will be exempt from registration pursuant to the provisions of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder. SciClone represented to the Company that it (i) is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, (ii) is knowledgeable, sophisticated and experienced in making investment decisions of this kind, and (iii) has had adequate access to information about the Company.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Title

10.1	Common Stock Purchase Agreement dated September 9, 2016 between Soligenix, Inc. and SciClone Pharmaceuticals, Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Soligenix, Inc.

September 12, 2016	By:	/s/ Christopher J. Schaber
Christopher J. Schaber, Ph.D.
President and Chief Executive Officer
(Principal Executive Officer)

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